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                                                                     EXHIBIT 5.1

       [Letterhead of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC]


                                  July 25, 2005

King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for King Pharmaceuticals, Inc., a Tennessee corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to twenty million dollars ($20,000,000) of Deferred Compensation Obligations of the Company (the "Obligations"), issuable under the terms of the Company's Executive Deferred Compensation Plan as referenced in the Registration Statement (the "Plan").

         In connection therewith, we have relied upon, among other things, our examination of the Second Amended and Restated Charter and the Amended and Restated Bylaws of the Company and such other documents, records of the Company, and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         (i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Tennessee; and

         (ii) The Obligations covered by the Registration Statement have been duly authorized for issuance and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable.

         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to, and to the use of our name in, the Registration Statement.

                                         Very truly yours,

                                         BAKER, DONELSON, BEARMAN, CALDWELL &
                                         BERKOWITZ, PC




                                         By: /s/ Linda M. Crouch-McCreadie
                                             -----------------------------------
                                              Linda M. Crouch-McCreadie